EXHIBIT 6(XIII) UNDER FORM N-1A
                                               EXHIBIT 1 UNDER ITEM 601/REG. S-K

                                 Amendment #1 to

                                    EXHIBIT A

              to Amended and Restated Shareholder Services Plan of
                  the Vision Group of Funds, Inc. (the "Fund")

                             dated November 8, 1995

                         CLASSES COVERED BY THIS PLAN :

                            VISION MONEY MARKET FUND

                                 Class A Shares*

                                 Class S Shares

                        VISION TREASURY MONEY MARKET FUND

                                 Class A Shares*

                                 Class S Shares

                   VISION NEW YORK TAX-FREE MONEY MARKET FUND
                                Class A Shares**

                     VISION U.S. GOVERNMENT SECURITIES FUND
                                Class A Shares**

                      VISION NEW YORK MUNICIPAL INCOME FUND
                                Class A Shares**

                          VISION GROWTH AND INCOME FUND
                                Class A Shares**

                        VISION CAPITAL APPRECIATION FUND
                                Class A Shares**

                            VISION EQUITY INCOME FUND
                                Class A Shares**

                          VISION LARGE CAP GROWTH FUND

                                 Class A Shares

                                            VISION GROUP OF FUNDS, INC.

                                            By:
                                            Name:

                                            Title:

Dated:  June 1, 1999

* Original Shares redesignated on May 1, 1998 ** Original Shares redesignated on June 1, 1999